Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports Third Quarter 2017 Results;
Strong Progress on Acquisitions, Operating Metrics and Legacy Asset Dispositions

CHRISTIANSTED, U.S. Virgin Islands, November 7, 2017 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“RESI” or the “Company”) (NYSE: RESI) today announced financial and operating results for the third quarter of 2017.

Third Quarter 2017 Highlights and Recent Developments

•
Confirmed the fourth quarter 2017 closing of a portfolio of approximately 1,750 to 2,000 single-family rental homes, representing the final purchase under the previously announced agreement to acquire up to 3,500 rental homes from entities sponsored by Amherst Holdings, LLC.[1]

•	Awarded the sale of up to 365 mortgage loans to a third party, leaving only 66 legacy loans in the portfolio.[2]

•	Sold 450 non-rental REO properties, reducing the number of non-rental REOs by 30% over the prior quarter.

•	Stabilized Rental Net Operating Income Margin improved to 65.8%, Stabilized Rental Core Funds from Operations improved to $0.15 per diluted share and stabilized occupancy was 93%.[3]

•	Estimated total financial impact of Hurricanes Harvey and Irma is $2.0 to $3.0 million, including insurance deductibles and minor repair costs.

“In the third quarter, we have delivered $0.15 of Core FFO per share to our shareholders, completed our acquisition plans for the final closing under our agreement to purchase up to 3,500 rental homes from Amherst and remain on track to have substantially completed our planned dispositions of legacy assets by the year end,” said Chief Executive Officer, George Ellison. “While Hurricanes Harvey and Irma had a relatively minor impact on our financial results, we remain focused on keeping our tenants in safe, affordable homes and doing our part to rebuild the communities in which they live.”

RESI continues to deliver on its commitment to be one of the top single-family rental REITs serving working class American families and their communities. Its strategy is to build long-term shareholder value through the creation of a large portfolio of single-family rental homes that are targeted to operate at a best-in-class yield. The Company believes there is a compelling opportunity in the single-family rental market and that it has implemented the right strategic plan to capitalize on the sustained growth in single-family rental demand. The Company targets the moderately-priced single-family home market that, in the Company's view, offers optimal yield opportunities.

______________________
1 Closing is scheduled to occur in the fourth quarter of 2017 and is subject to continuing due diligence, inspection of homes and finalization of pricing and transaction documentation.
2 Closing is scheduled to occur in November 2017, subject to execution of a definitive purchase agreement and completion of final due diligence. Certain loans may not be sold in the closing due to their conversion to REO and diligence findings; therefore, the total number of sold loans may be less than 365.
3 Stabilized Rental Net Operating Income Margin and Stabilized Rental Core Funds from Operations are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section below for further information and reconciliation to U.S. GAAP net loss.

Third Quarter 2017 Financial Results

GAAP net loss for the third quarter of 2017 totaled $42.9 million, or $0.80 per diluted share, compared to a net loss of $57.6 million, or $1.06 per diluted share, for the third quarter of 2016. GAAP net loss for the nine months ended September 30, 2017 was $148.0 million, or $2.77 per diluted share, compared to a net loss of $166.8 million, or $3.05 per diluted share, for the nine months ended September 30, 2016. GAAP operating loss before amounts relating to natural disasters was $39.8 million for the third quarter of 2017 and $144.8 million for the nine months ended September 30, 2017.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, November 7, 2017, at 8:30 a.m. Eastern Time to discuss its financial results for the third quarter of 2017. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About RESI

RESI is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties and sub-performing and non-performing loans; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell residential mortgage assets or non-rental real estate owned on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties or the collateral underlying sub-performing and non-performing loan portfolios; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to apply the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform their obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the failure of the Company’s mortgage loan servicers to effectively perform their servicing obligations under their servicing agreements; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the "Risk Factors" and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30, 2017	Three months ended September 30, 2016	Nine months ended September 30, 2017	Nine months ended September 30, 2016
Revenues:
Rental revenues	$32,960	$9,590	$88,680	$24,242
Change in unrealized gain on mortgage loans	(28,128)	(41,152)	(157,817)	(155,306)
Net realized (loss) gain on sales of mortgage loans	(2,700)	9,447	73,077	80,506
Net realized gain on sales of real estate	21,369	26,307	62,132	94,833
Interest income	164	209	341	425
Total revenues	23,665	4,401	66,413	44,700
Expenses:
Residential property operating expenses	17,493	15,011	55,089	51,215
Real estate depreciation and amortization	15,309	5,149	45,288	12,790
Acquisition fees and costs	283	5,202	659	8,306
Selling costs and impairment	7,352	11,570	30,686	50,003
Mortgage loan servicing costs	802	7,792	9,672	27,960
Interest expense	14,240	10,174	44,965	37,060
Share-based compensation	358	419	2,824	493
General and administrative	3,452	2,081	8,656	8,607
Management fees to AAMC	4,129	4,658	13,377	14,234
Total expenses	63,418	62,056	211,216	210,668
Operating loss	(39,753)	(57,655)	(144,803)	(165,968)
Losses resulting from natural disasters	(6,021)	—	(6,021)	—
Insurance recoveries related to natural disasters	2,886	—	2,886	—
Other expense	—	—	—	(750)
Loss before income taxes	(42,888)	(57,655)	(147,938)	(166,718)
Income tax expense (benefit)	28	(17)	42	106
Net loss	$(42,916)	$(57,638)	$(147,980)	$(166,824)

Loss per share of common stock - basic:
Loss per basic share	$(0.80)	$(1.06)	$(2.77)	$(3.05)
Weighted average common stock outstanding - basic	53,408,288	54,178,129	53,508,881	54,722,828
Loss per share of common stock - diluted:
Loss per diluted share	$(0.80)	$(1.06)	$(2.77)	$(3.05)
Weighted average common stock outstanding - diluted	53,408,288	54,178,129	53,508,881	54,722,828

Dividends declared per common share	$0.15	$0.15	$0.45	$0.60

Altisource Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Real estate held for use:
Land	$265,129	$220,800
Rental residential properties	1,137,343	926,320
Real estate owned	75,568	289,141
Total real estate held for use	1,478,040	1,436,261
Less: accumulated depreciation	(61,192)	(27,541)
Total real estate held for use, net	1,416,848	1,408,720
Real estate assets held for sale	124,405	133,327
Mortgage loans at fair value	67,321	568,480
Cash and cash equivalents	169,941	106,276
Restricted cash	42,191	22,947
Accounts receivable, net	22,130	34,931
Prepaid expenses and other assets	9,382	10,166
Total assets	$1,852,218	$2,284,847

Liabilities:
Repurchase and loan agreements	$1,100,106	$1,220,972
Other secured borrowings	—	144,099
Accounts payable and accrued liabilities	58,591	51,442
Related party payables	4,680	5,266
Total liabilities	1,163,377	1,421,779

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,447,950 shares issued and outstanding as of September 30, 2017 and 53,667,631 shares issued and outstanding as of December 31, 2016	534	537
Additional paid-in capital	1,180,012	1,182,245
Accumulated deficit	(491,705)	(319,714)
Total equity	688,841	863,068
Total liabilities and equity	$1,852,218	$2,284,847

Altisource Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating RESI’s financial performance, management reviews Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Funds from Operations (“Stabilized Rental Core FFO”), which exclude certain items from RESI’s U.S. GAAP (generally accepted accounting principles) results. Stabilized Rental NOI Margin and Stabilized Rental Core FFO are non-GAAP performance measures that RESI believes are useful to assist investors in gaining an understanding of the trends and operating metrics for RESI’s core business. Stabilized Rental NOI Margin and Stabilized Rental Core FFO should be viewed in addition to, and not in lieu of, RESI’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of RESI’s U.S. GAAP results to, Stabilized Rental NOI Margin and Stabilized Rental Core FFO for the periods presented:

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are held for sale.

Stabilized Rental Net Operating Income (“Stabilized Rental NOI”) and Stabilized Rental NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of our liquidity, nor are they indicative of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other real estate investment trusts (“REITs”), not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI and Stabilized Rental NOI Margin:

Three months ended September 30, 2017
GAAP net loss	$(42,916)

Adjustments:
Change in unrealized gain on mortgage loans	28,128
Net realized loss on sales of mortgage loans	2,700
Net realized gain on sales of real estate	(21,369)
Interest income	(164)
Residential property operating expenses on non-stabilized rentals and REOs	6,216
Real estate depreciation and amortization	15,309
Acquisition fees and costs	283
Selling costs and impairment	7,352
Mortgage loan servicing costs	802
Interest expense	14,240
Share-based compensation	358
General and administrative	3,452
Management fees to AAMC	4,129
Losses resulting from natural disasters	6,021
Insurance recoveries related to natural disasters	(2,886)
Income tax expense	28
Stabilized Rental NOI	$21,683

Rental revenues	$32,960
Stabilized Rental NOI Margin	65.8%

Stabilized Rental FFO and Stabilized Rental Core FFO: Funds from Operations (“FFO”) is a supplemental performance measure of an equity REIT used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that the FFO of our stabilized rental portfolio (“Stabilized Rental FFO”) is a meaningful supplemental measure of the operating performance of our stabilized rental portfolio because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers Stabilized Rental FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, Stabilized Rental FFO provides a measure of returns on our investments in stabilized real estate assets. However, because Stabilized Rental FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of Stabilized Rental FFO as a measure of our performance is limited.

Our Stabilized Rental Core FFO begins with Stabilized Rental FFO and is adjusted for share-based compensation, acquisition fees and costs, non-cash interest expense related to deferred debt issuance costs and other non-comparable items, as applicable. We believe that Stabilized Rental Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as Stabilized Rental FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

Although management believes that FFO and Stabilized Rental Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or core FFO of other companies because 1) we apply FFO and Stabilized Rental Core FFO to only our stabilized rental portfolio and 2) other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining core FFO or may utilize metrics other than or in addition to core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental Core FFO:

Three months ended September 30, 2017
GAAP net loss	$(42,916)

Adjustments to determine Stabilized Rental FFO:
Change in unrealized gain on mortgage loans	28,128
Net realized loss on sales of mortgage loans	2,700
Net realized gain on sales of real estate	(21,369)
Interest income	(164)
Residential property operating expenses on non-stabilized rentals and REOs	6,216
Real estate depreciation and amortization	15,309
Selling costs and impairment	7,352
Mortgage loan servicing costs	802
Losses resulting from natural disasters	6,021
Insurance recoveries related to natural disasters	(2,886)
Other expenses allocable to mortgage loans, non-stabilized rentals and REOs	6,755
Stabilized Rental FFO	5,948

Adjustments to determine Stabilized Rental Core FFO:
Conversion fees	163
Non-cash interest expense	912
Share-based compensation	177
Other adjustments	733
Stabilized Rental Core FFO	$7,933

Weighted average common stock outstanding - basic and diluted	53,408,288
Stabilized Rental Core FFO per share - basic and diluted	$0.15